Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Cabot Corporation, which appears in Cabot Corporation’s Annual Report on Form 10-K for the year ended September 30, 2005.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 9, 2006